Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the 9th day of May 2017, by and between MagneGas Corporation, a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS, on June 27, 2016, pursuant to a Securities Purchase Agreement (“Purchase Agreement”) between the Company and the Investor, the Company sold (i) Senior Convertible Debentures (the “Debentures”), Series E-1 Common Stock Purchase Warrants, Series E-2 Common Stock Purchase Warrants, Series E-5 Common Stock Purchase Warrants and Series E-6 Common Stock Purchase Warrants (collectively, the “144 Warrants”), pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and/or Regulation D thereunder and (ii) Series E-4 Common Stock Purchase Warrants and Series E-7 Common Stock Purchase Warrants (collectively, the “Registered Warrants” and collectively with the 144 Warrants, the “Warrants”) pursuant to an effective registration statement under the Securities Act;

WHEREAS, on the date hereof, the Investor owns Warrants to purchase up to 22,198,554 shares of Common Stock (the “Held Warrants”);

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act , and in reliance on Section 3(a)(9) of the Securities Act, the Company desires to exchange with the Investor, and the Investor desires to exchange with the Company, the Held Warrants for Series B Convertible Preferred Stock (“Preferred Stock”), which Preferred Stock shall be subject to the terms of the Certificate of Designation in the form of Exhibit A attached hereto, and shares of Common Stock; and

WHEREAS, the subject to the terms and conditions set forth in this Agreement the Company wishes to reduce the Conversion Price of the Debentures and make such additional amendments to the Debentures as set forth in Section 1 herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                  Amendments to Debentures.

(a) Reset of Conversion Price under the Debentures. As of the date hereof, the Conversion Price of the Debenture is reduced to $0.30, subject to adjustment hereunder or under the terms of such Debenture.

(b) Prepayment Provision. From and after the date hereof, upon 10 Trading Days’ prior written notice to the Investor, the Company shall be permitted to prepay, in whole or in part, outstanding principal amount of the Debenture, together with a prepayment premium in the amount of ten percent (10%) of the amount of principal being prepaid by the Company, without having to obtain the prior written consent of the Investor as required by Section 2(b) of the Debenture. Notwithstanding anything herein contained to the contrary, if any portion of the principal amount subject to redemption remains unpaid after the date set for redemption in the notice to the Investor, other than as a result of a Material Adverse Effect (as defined below), the Investor may elect, by written notice to the Company given at any time thereafter, to invalidate such redemption, ab initio, and the Company shall have no further right to exercise such redemption right. The Investor may elect to convert the outstanding principal amount of the Debenture that the Company has elected to prepay prior to actual payment in cash for any redemption hereunder by the delivery of a Notice of Conversion to the Company. Additionally, in the event the Investor exercises its right to exchange this Debenture pursuant to Section 6.18(b) prior to the later of the expiration of the notice period and actual prepayment in cash, such exchange shall be honored and the Debenture may not then be prepaid. For purposes of clarification, any rights of the Investor under Section 6.18(b) of the Purchase Agreement shall supersede any rights of prepayment by the Company. As used herein, a “Material Adverse Effect” shall mean a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, which occurs prior to the expiration of the 10 Trading Day notice period set forth in this Section 1(b) and as a result, makes it impractical or inadvisable for the Company to proceed with its election for prepayment.

(c)       Issuance Limitations. Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval, then the Company may not issue, upon conversion of the Debenture, a number of shares of Common Stock which, when aggregated with (i) any shares of Common Stock issued pursuant to this Agreement, (ii) any shares of Common Stock issued in connection with any conversion of Preferred Stock issued pursuant to this Agreement and (iii) any shares of Common Stock issued in connection with any conversion of the Debenture, would exceed 11,913,546 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like). “Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by this Agreement, including the issuance of all of the underlying shares in excess of 19.99% of the issued and outstanding Common Stock on the date of execution of this Agreement.

2.                  Exchange. On the Closing Date, subject to the terms and conditions of this Agreement, the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange all of the Held Warrants for (a) shares of Preferred Stock convertible into 9,000,000 shares of Common Stock and, via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) and (b) 1,000,000 shares of Common Stock (such Preferred Stock and shares of Common Stock, the “Exchange Securities”). Subject to the conditions set forth below, the Exchange shall take place at the offices of Ellenoff Grossman & Schole LLP, on the third Trading Day (as defined below) after the date hereof, or at such other time and place as the Company and the Investor mutually agree (the “Closing” and the “Closing Date”). At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

2.1              On the Closing Date, in exchange for the Held Warrants, the Company shall deliver the Exchange Securities to the Investor or its designee in accordance with the Investor’s delivery instructions set forth on the Investor signature page hereto. Upon receipt of the Exchange Securities in accordance with this Section 2.1, all of the Investor’s rights under the Held Warrants shall be extinguished. The Investor shall tender to the Company the Held Warrants within three Trading Days (as defined below) of the Closing Date.

2.2              On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Securities, irrespective of the date such Exchange Securities are delivered to the Investor in accordance herewith. As used herein, “Trading Day” means any day on which the Common Stock is traded on the NASDAQ Capital Market, or, if the NASDAQ Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

2.3              The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

3.                  Closing Conditions.

3.1              Conditions to Investor’s Obligations. The obligation of the Investor to consummate the Exchange is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)                Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)               No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c)                Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(d)               Listing of Exchange Securities. The Company shall have secured the listing or designation for quotation (as applicable) of all of the shares of Common Stock issued in the Exchange and the shares of Common Stock underlying the Preferred Stock issued in the Exchange, upon each national securities exchange and automated quotation system, if any, upon which the shares of Common Stock issued in the Exchange and shares of Common Stock underlying the Preferred Stock issued in the Exchange are then listed or designated for quotation (as applicable).

(e)                Opinion. An opinion of Company counsel confirming that the issuance of the Exchange Securities does not require registration under the Securities Act in form and substance reasonably satisfactory to the Investor and other matters reasonably required by the Investor.

3.2              Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)                Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)               No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c)                Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4.                  Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

4.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2              Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of), the Exchange, and the issuance of the Exchange Securities and the shares of Common Stock issuable upon conversion or exercise of the Exchange Securities have been taken on or prior to the date hereof.

4.3              Valid Issuance of the Exchange Securities. The Exchange Securities, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. Subject to the truth and accuracy of the Investor’s representations set forth in Section 5 of this Agreement, the Exchange Securities issued in exchange for the Held Warrant (assuming cashless exercise of the applicable Exchange Warrants) are freely tradeable without the need for registration under the Securities Act and shall not be required to bear any Securities Act legend.

4.4              Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 5 of this Agreement, the offer and issuance of the Exchange Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

4.5              Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business, and the Company has not received written notice of any such violation.

4.6              Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

4.7              Acknowledgment Regarding Investor’s Purchase of Exchange Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length Investor with respect to this Agreement and the other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Exchange Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

4.8              Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, selfregulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Exchange Securities or any of the Company’s officers or directors in their capacities as such.

4.9              No Group. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder.

4.10          Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4.11          Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in the Exchange Securities.

5.                  Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

5.1              Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

5.2              Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Exchange Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Securities.

5.3              Reliance on Exemptions. The Investor understands that the Exchange Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Exchange Securities.

5.4              Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Exchange Securities which have been requested by the Investor. The Investor has had the opportunity to review the Company's filings with the Securities and Exchange Commission. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Exchange Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Securities and the transactions contemplated by this Agreement.

5.5              No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Securities or the fairness or suitability of the investment in the Exchange Securities nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Securities.

5.6              Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.7              Ownership of Held Warrants. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Held Warrants. The Investor has full power and authority to transfer and dispose of the Held Warrants to the Company free and clear of any right or Lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right, of any Person to acquire all or any part of the Held Warrants. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

5.8              No Consideration Paid. No commission or other remuneration has been paid by the Investor (or any of its agents or affiliates) to the Company related to the Exchange.

6.                  Additional Covenants.

6.1              Disclosure. The Company shall (a) by 9:00 a.m. (New York City time) on the Business Day immediately following the date of this Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) file a Current Report on Form 8-K (collectively, the “8-K Filing”), with the Commission within one (1) Business Day of the date of this Agreement. From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate.

6.2              Listing and Electronic Transfer. The Company shall use its best efforts to maintain the listing or designation for quotation (as applicable) of all of the shares of Common Stock issued in the Exchange and the shares of Common Stock underlying the Preferred Stock issued in the Exchange upon each national securities exchange and automated quotation system on which the Common Stock is currently listed or designated while such securities are outstanding. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.2. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

6.3              Registered Characteristics. Subject to the truth and accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Debentures as amended pursuant to this Agreement, the Exchange Securities and shares issuable thereunder (assuming cashless exercise of the Warrants) issued in exchange for the Registered Warrants take on the registered characteristics of the Debentures and the Registered Warrants and the Company agrees not to take a position to the contrary. As applicable, upon conversion such Debentures or Exchange Securities, the shares issuable thereunder shall be freely tradeable and free of any restrictions on resale or Securities Act legends.

6.4              Tacking. Subject to the truth and accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Exchange Securities (assuming cashless exercise of the Warrants) issued in exchange for the 144 Warrants will tack back to the original issue date of such 144 Warrants pursuant to Rule 144 and the Company agrees not to take a position to the contrary.

6.5              Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

6.6              Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.7              Acknowledgment of Dilution. The Company acknowledges that the issuance of the Exchange Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the shares of Common Stock underlying the Preferred Stock issued in the Exchange pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

6.8              Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the issuance of the Exchange Securities for purposes of the rules and regulations of any Trading Market (as defined in the Purchase Agreement) such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.9              Reservation. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents. If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date. “Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable upon conversion in full of all shares of Preferred Stock, ignoring any conversion limits set forth therein, and assuming that the conversion price of the Preferred Stock is at all times on and after the date of determination 75% of the then conversion price on the trading day immediately prior to the date of determination.

6.10          Indemnification of Investors. Subject to the provisions of this Section 6.10, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Investor Parties in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such stockholder or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 6.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

6.11          Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 6.1, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide any Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to an Investor without such Investor’s consent, the Company hereby covenants and agrees that such purchaser shall not have any duty of confidentiality to Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, or a duty to the Company, and of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

6.12          Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Exchange Securities under the Transaction Documents or under any other agreement between the Company and the Investors.

6.13          Conversion Procedures. The form of Notice of Conversion included in the Preferred Stock sets forth the totality of the procedures required of the Investors in order to convert the Preferred Stock. Without limiting the preceding sentence, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Preferred Stock. No additional legal opinion, other information or instructions shall be required of the Investors to convert their Preferred Stock. The Company shall honor conversions of the Preferred Stock and shall deliver the underlying shares issuable upon conversion of the Preferred Stock, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

6.14          Participation in Future Financing. The terms and conditions set forth in Section 4.12 of the Purchase Agreement (Participation in Future Financing) shall be terminated and of no further force and effect upon execution of this Agreement (except as it relates to Section 6.18(b) below).

6.15          Furnishing of Information; Public Information.

(a) Until the time that no Investor owns Exchange Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period ending at such time that all of the Exchange Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Investor’s other available remedies, the Company shall pay to an Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Exchange Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount (as defined in the Purchase Agreement) on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investors to transfer the Exchange Securities pursuant to Rule 144. The payments to which an Investor shall be entitled pursuant to this Section 6.15(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Investor’s right to pursue actual damages for the Public Information Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

6.16          No Legends. The Exchange Securities and the shares of Common Stock underlying the shares of Preferred Stock shall be issued free of legends.

6.17          Capital Changes. The terms and conditions set forth in Section 4.16 of the Purchase Agreement (Capital Changes) shall be terminated and of no further force and effect upon execution of this Agreement.

6.18          Most Favored Nation Provision.

(a)                The terms and conditions set forth in Section 4.17 of the Purchase Agreement (Most Favored Nation Provision) shall be terminated and of no further force and effect upon execution of this Agreement.

(b)               From the date hereof until the date when such Investor no longer holds any Debentures, if the Company enters into any agreement with, or issues or announces the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents to the Investor (“Subsequent Financing”), each Investor may elect, in its sole discretion, to exchange (in lieu of cash subscription payments) all or some of the Debenture then held by such Investor for any securities or units issued in such Subsequent Financing on a $1.00 for $1.00 basis based on the outstanding principal amount of such Debenture being surrendered; provided, however, that this Section 6.18 shall not apply with respect to an Exempt Issuance. The Company shall provide the Investor with at least 3 Business Days’ (provided that such Business Days shall not include Business Days that are Jewish holidays) prior written notice of such Subsequent Financing with the Investor along with the material terms of such Subsequent Financing such that the Investor may exercise its rights under this Section 6.18. In the event the Subsequent Financing would cause such Investor’s beneficial ownership interest to exceed 4.9% of the issued and outstanding shares of Common Stock, then the securities issued to the Investor in such Subsequent Financing shall contain appropriate conversion blockers in order to keep Investor’s beneficial ownership to 4.9%.

7.                  Miscellaneous.

7.1              Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2              Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.3              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4              Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company: MagneGas Corporation, 11885 44th St. N. Clearwater, Florida 33762; Attention: Chief Financial Officer

E-mail: scottmahoney@magnegas.com

With a copy to: MagneGas Corporation, 11885 44th St. N. Clearwater, Florida 33762; Attention: General Counsel

Email: tylerwilson@magnegas.com

If to the Investor, to its address, facsimile number and email address set forth on its signature page hereto,

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

7.5              Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Investor shall indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.6              Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

7.7              Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.8              Entire Agreement. This Agreement and the other Transaction Documents represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

7.9              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10          Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

7.11          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.12          Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Exchange Securities.

7.13          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.14          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

MAGNEGAS CORPORATION

By:	/s/Ermanno Santilli
Name:	Ermanno Santilli
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR

Name of Investor:	Alpha Capital Anstalt

Signature of Authorized Signatory of Investor:	/s/ Konrad Ackermann

Name of Authorized Signatory:	Konrad Ackermann

Title of Authorized Signatory:	Director

Email Address of Authorized Signatory:

Address for Notice to Investor:	Alpha Capital Anstalt
Lettstrasse 32
9490 Vaduz
Principality of Liechtenstein
Email: info@alphacapital.li

Address for Delivery of Preferred Stock to Investor (if not same as address for notice):

Alpha Capital Anstalt
c/o LH Financial Services Corp.
510 Madison Avenue Suite 1400
New York, NY 10022

DWAC Instructions for Shares:

[SIGNATURE PAGES CONTINUE]

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